UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On January 24, 2018, the Board of Directors of Silgan Holdings Inc., or the Company, elected Mr. William T. Donovan as a Class III Director of the Company in accordance with the Amended and Restated Certificate of Incorporation of the Company to fill the vacancy on the Company's Board of Directors created upon the death of Mr. Edward A. Lapekas last month.  Mr. Donovan will serve as a Class III Director of the Company for the remaining term of such position until the annual meeting of stockholders of the Company in 2018.  The Board of Directors of the Company also appointed Mr. Donovan as a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Donovan was nominated for election as a Director of the Company pursuant to the Amended and Restated Stockholders Agreement dated as of November 6, 2001 among Mr. R. Philip Silver, Mr. D. Greg Horrigan and the Company.

Mr. Donovan was Chair of the Board of Rockland Industrial Holdings, LLC, a privately held manufacturer of wood flooring products for the truck trailer and container industries, from April 2006 until December 2014.  From 1997 until 2005, he served as President, Chief Executive Officer and a director of Total Logistics, Inc., a company engaged in providing integrated logistic services, facility management and industrial product manufacturing that had been a publicly traded company listed on Nasdaq.  Mr. Donovan also served as President, Chief Financial Officer and a director of Christiana Companies, Inc., a provider of warehousing and logistic services and manufacturer of drill pipe and downhole tools that had been a publicly traded company listed on the New York Stock Exchange, from 1987 to 1997 prior to its merger with Weatherford International, Inc.  From 1980 until 1998, he was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm.  Prior to joining Lubar & Co., Mr. Donovan was an officer with Manufacturers Hanover Trust Company, now part of JPMorgan Chase & Co., from 1976 until 1980, where he specialized in merger and acquisition financing.  Mr. Donovan is currently a director of Precision Drilling Corporation, an onshore drilling company and service provider to the oil and natural gas industries and a publicly traded company listed on the Toronto Stock Exchange and the New York Stock Exchange, and has served in that capacity since December 2008.  Prior to that, Mr. Donovan was a director of Grey Wolf, Inc., an international land-based provider of contract drilling services to the oil and natural gas industries and a publicly traded company that had been listed on the American Stock Exchange, from June 1997 until December 2008 prior to its acquisition by Precision Drilling Corporation.  Mr. Donovan has also served as a director of several other private companies.  Mr. Donovan brings to the Company's Board of Directors significant executive management, merger and acquisition and finance experience, as well as experience as a public company director.

Mr. Donovan is an "independent director" as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.  As previously reported by the Company in its Current Report on Form 8-K filed on December 7, 2017, upon Mr. Lapekas' death, the Company's Board of Directors consisted of six members, three of whom are "independent directors" as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market.

As a result, the Company's Board of Directors was not comprised of a majority of "independent directors" as required by Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.  In accordance with Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market, the Company had until the later of the date of its annual meeting of stockholders in 2018 (provided that such meeting is held not later than December 31, 2018) and May 30, 2018 (the date that is 180 days after the date of Mr. Lapekas' death) to again meet the requirements of such rule.  With the election of Mr. Donovan as a Director of the Company, a majority of the Board of Directors of the Company is again comprised of "independent directors" as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market, and the Company again meets the requirements of Rule 5605(b)(1) of the listing standards of the Nasdaq Stock Market.  Mr. Donovan is also an audit committee financial expert under the applicable rules of the Securities and Exchange Commission primarily due to his experience as a principal financial officer of a public company and in actively supervising a principal financial officer of a public company.

For his services as a member of the Board of Directors of the Company, Mr. Donovan will be compensated in accordance with the Company's existing practices for compensating Directors who are not officers or employees of the Company or any of its affiliates, as described below.  Each Director (including the non-executive Co-Chairmen of the Board of the Company) who does not receive compensation as an officer or employee of the Company or any of its affiliates is paid an annual retainer of $50,000 for service on the Board of Directors of the Company and a fee of $2,000 for each meeting of the Board of Directors of the Company or committee thereof attended, plus reimbursement for business related travel and other reasonable out-of-pocket expenses. Each of the non-executive Co-Chairmen of the Board of the Company is also paid an annual retainer fee of $50,000 for his service as a Co-Chairman of the Board. Additionally, each Director of the Company (including the non-executive Co-Chairmen of the Board of the Company) who does not receive compensation as an officer or employee of the Company or any of its affiliates receives an annual equity based director award pursuant to the Silgan Holdings Inc. Amended and Restated 2004 Stock Incentive Plan, or the 2004 Stock Incentive Plan, on the first business day after the Company's annual meeting of stockholders, having an aggregate fair market value of $90,000 as of the date of grant.  These awards are made in the form of restricted shares of Common Stock of the Company or restricted stock units related to shares of Common Stock of the Company, in the discretion of the Board of Directors of the Company, under the 2004 Stock Incentive Plan. Each of the members of the Audit Committee of the Board of Directors of the Company is also paid an annual retainer fee of $12,000 for his service on the Audit Committee, and each of the chairpersons of the Audit and Compensation Committees of the Board of Directors of the Company is also paid an annual retainer fee of $10,000 for his service as chairperson of such committee.

There is no transaction involving Mr. Donovan that requires disclosure under Item 404(a) of Regulation S-K.

Section 8—Other Events

Item 8.01.    Other Events.

On January 24, 2018, the Company issued a press release announcing the election of William T. Donovan as a member of the Company's Board of Directors.  A copy of this press release in filed herewith and attached hereto as Exhibit 99.1.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

99.1	Press Release dated January 24, 2018 announcing the election of William T. Donovan as a member of the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:  /s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
 and Secretary
Date:  January 29, 2018

INDEX TO EXHIBITS

Exhibit No.     Description

99.1	Press Release dated January 24, 2018 announcing the election of William T. Donovan as a member of the Company's Board of Directors.